                                                                    EXHIBIT 10.2


                                  VIACELL, INC.

                        2004 EMPLOYEE STOCK PURCHASE PLAN

1.    PURPOSE.

      This 2004 Employee Stock Purchase Plan (the "Plan") is adopted by ViaCell, Inc. (the "Company") to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423.

2.    CERTAIN DEFINITIONS.

      As used in this Plan:

      (a) "Board" means the Board of Directors of the Company, and "Committee" means the Compensation Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.

      (b) "Common Stock" has the meaning set forth in Section 1.

      (c) "Company" has the meaning set forth in Section 1.

      (d) "Coordinator" means the officer of the Company or other person charged with day-to-day supervision of the Plan, as appointed from time to time by the Committee.

      (e) "Eligible Employee" with respect to any Offering hereunder means any individual who is an Employee as of the Offering Commencement Date for such Offering and who would not, immediately after any right to acquire Shares in such Offering is granted, own or be deemed to own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.

      (f) "Employee" means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries, other than of any such Subsidiary that the Committee has designated as ineligible to participate in the Plan.

      (g) "Exercise Price" has the meaning set forth in Section 6.

      (h) "Fair Market Value" of a Share shall mean the fair market value of a share of Common Stock, as determined by the Committee.

      (i) "Offering" is an offering of Shares pursuant to Section 5 of the Plan.

      (j) "Offering Commencement Date" means the date on which an Offering under the Plan commences, and "Offering Termination Date" means the date on which an Offering under the Plan terminates.

      (k) "Purchase Date" means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.

      (l) "Section 423" and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).

      (m) "Shares" means the shares of Common Stock issuable under the Plan.

      (n) "Subsidiary" means a subsidiary corporation, as defined in Section 424 of the Code, of the Company.

3.    ADMINISTRATION OF THE PLAN.

      The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan within the scope of such delegation, be an ex officio member of the Committee. Determinations made by the Committee with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

4.    SHARES SUBJECT TO THE PLAN.

      The maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan shall be 750,000. Appropriate adjustments in such amount, the number of Shares covered by outstanding rights granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below), all as determined by the Committee in its discretion, shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share. In connection with any merger, consolidation or similar event involving the Company, the Committee may, but need not, arrange for the assumption of outstanding rights under the Plan or for the grant by the acquiring or surviving entity or an affiliate thereof of substitute rights. Either authorized and unissued Shares or treasury Shares may be purchased under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

5.    OFFERINGS; PARTICIPATION.

      (a) From time to time, the Company, by action of the Committee, will grant rights to purchase Shares to Eligible Employees pursuant to one or more Offerings, each having an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering.

      (b) Participation in each Offering shall be limited to Eligible Employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. All individuals who are Eligible Employees with respect to any Offering shall be entitled to elect to participate in such Offering. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee.

      (c) An Employee who has elected to participate in an Offering may make such changes, if any, in the level of payroll deductions (if, under such Offering, payments may or must be made through payroll deductions) as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Employee who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.

      (d) Upon termination of a participating Employee's employment for any reason whatsoever, including death, the Employee will be deemed to have withdrawn from participation in all pending Offerings.

6.    EXERCISE PRICE.

      The rights granted under the Plan shall be exercised and Shares shall be purchased at a price per Share (the "Exercise Price") determined by the Committee from time to time; provided that the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower.

7.    EXERCISE OF RIGHTS; METHOD OF PAYMENT.

      (a) Participating Employees may pay for Shares purchased upon exercise of rights granted hereunder by whichever one or more of the following methods the Committee determines in connection with the applicable Offering: through payroll deductions, by lump sum cash payments, by use of a broker-assisted exercise program acceptable to the Committee, or by a combination of the foregoing methods of payment. No interest shall be paid upon payroll deductions or other amounts held hereunder (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions and other amounts received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

      (b) Subject to any applicable limitation on purchases under the Plan, and unless the Employee has previously withdrawn from the respective Offering, rights granted to a participating Employee under the Plan will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, and the Committee may provide that such rights may at the election of the Employee be exercised on one or more other Purchase Dates designated by the Committee within the period of the Offering, for the purchase of the number of whole Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions or other amounts contributed by such Employee as of the respective Purchase Date. Fractional Shares will not be issued under the Plan, and any amount that would otherwise have been applied to the purchase of a fractional Share shall be retained and applied to the purchase of Shares in the following Offering unless the respective Employee elects otherwise. The Company will deliver to each participating Employee a certificate representing the shares of Common Stock purchased, or in the case of uncertificated shares shall take such other action as the Committee deems appropriate to reflect the Employee's ownership of such shares, within a reasonable time after the Purchase Date.

      (c) Any amounts contributed by an Employee or withheld from the Employee's compensation that are not used for the purchase of Shares, whether because of such Employee's withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, except as provided in Section 7(b), shall be repaid to the Employee or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter.

      (d) The Company's obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

8.    LIMITATIONS ON PURCHASE RIGHTS.

      (a) Any provision of the Plan or any other employee stock purchase plan (as defined in Section 423) of the Company or any subsidiary (collectively, "Other Plans") to the contrary notwithstanding, no Employee shall be granted the right to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.

      (b) An Employee's participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

      (c) Each Employee granted a right under any Offering shall have the same rights and privileges as other Employees granted rights under the Offering, except that the number of Shares that may be purchased by any Employee under any Offering may bear a uniform relationship to the total compensation, or the basic or regular compensation, of Employees. The provisions of this paragraph (c) shall be construed in accordance with Section 423.

9.    TAX WITHHOLDING.

      Each participating Employee shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee's discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.

10.   PARTICIPANTS' RIGHTS AS SHAREHOLDERS AND EMPLOYEES.

      (a) No participating Employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Share certificate is actually issued (or, in the case of uncertificated shares, until the Company has taken such other action as the Committee deems appropriate to reflect the Employee's ownership of such shares).

      (b) Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall constitute a contract of employment or confer upon any Employee any right with respect to the continuance of his/her employment with the Company or any Subsidiary, nor shall it or they be construed as affecting the rights of the Company or Subsidiary to terminate the employment of any Employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Subsidiary.

11.   RIGHTS NOT TRANSFERABLE.

      Rights under the Plan are not assignable or transferable by a participating Employee other than by will or the laws of descent and distribution and, during the Employee's lifetime, are exercisable only by the Employee. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.

12.   AMENDMENTS TO OR TERMINATION OF THE PLAN.

      The Committee shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Committee determines to be necessary or advisable. If the Committee so provides in connection with termination of the Plan, the Offering Termination Date under any or all outstanding Offerings shall be accelerated to such date, not later than the date of such termination, as the Committee determines. Except as provided in the immediately preceding sentence, the rights of Employees hereunder with respect to any ongoing or completed Offering shall not be adversely affected by any action of the Committee to amend, modify or terminate the Plan.

13.   GOVERNING LAW.

      Subject to any overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the State of Delaware.

14.   EFFECTIVE DATE AND TERM.

      This Plan will become effective on [INSERT DATE OF COMPLETION OF THE COMPANY'S IPO], and no rights shall be granted hereunder after [TENTH ANNIVERSARY], 2015.